UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2011
AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 727-7000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 2, 2011, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing that it had completed the acquisition of Premier Source, a privately held company that provides consulting and reimbursement services to medical device, pharmaceutical, molecular diagnostic and biotechnology manufacturers and other health services companies. Premier Source will join Lash Group and Xcenda as part of AmerisourceBergen Consulting Services. The news release issued on September 2, 2011 is filed as Exhibit 99.1 to this report and incorporated herein by reference.
On September 6, 2011, the Registrant issued a news release announcing that it had completed the acquisition of IntrinsiQ, LLC, a leading provider of informatics solutions that help community oncologists make treatment decisions for patients, for a purchase price of $35 million in cash. IntrinsiQ will become part of ION Solutions, a unit of AmerisourceBergen Specialty Group. The news release issued on September 6, 2011 is filed as Exhibit 99.2 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	News Release, dated September 2, 2011, regarding the acquisition of Premier Source.

99.2	News Release, dated September 6, 2011, regarding the acquisition of IntrinsiQ, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION
Date: September 6, 2011	By:	/s/ Michael D. DiCandilo
		Name:	Michael D. DiCandilo
		Title:	Executive Vice President and Chief Financial Officer